UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 12, 2016, MVP REIT II, Inc., (“MVPII”) along with MVP REIT, Inc. (“MVP”) through MVP Denver 1935 Sherman, LLC, ("MVP Denver"), a Nevada limited liability company, an entity owned 24.49% by MVPII and 75.51% by MVP, closed on the purchase of a parking lot for approximately $2.4 million in cash of which MVPII’s share was $0.6 million.

The parking lot is located at 1935 Sherman Avenue, Denver, Colorado (the “parking lot”).   The parking lot consists of approximately 18,765 square feet and has approximately 72 parking spaces.

The parking lot is leased by SP Plus Corporation, a national parking operator, under a net lease agreement where MVP Denver will be responsible for property taxes and SP Plus will pay for all insurance and maintenance costs.   SP Plus Corporation will pay annual rent of $120,000.  In addition, the lease provides revenue participation with MVP Denver receiving 70% of gross receipts over $160,000. The term of the lease will be for 10 years.

Item 8.01 Other Events

As of February 16, 2016, MVPII has sold approximately 209,714 shares of its common stock which has resulted in a total of approximatley $5.2 million raised in MVPII’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2016

MVP REIT II, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress

Chief Financial Officer